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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


             Date of Report (Date of earliest event) June 29, 2001
                                                     -------------



                           BELDEN & BLAKE CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



      Ohio                                 0-20100                34-1686642
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation)                                               Identification No.)




5200 Stoneham Road, North Canton, Ohio                             44720
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(Address of principal executive offices)                         (Zip Code)

                                 (330) 499-1660
                        -------------------------------
               Registrant's telephone number, including area code




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Item 5.  Other Events

         On June 29, 2001, Belden & Blake Corporation (the "Company") and Triana Energy, LLC ("Triana"), a West Virginia oil and gas exploration company, entered into an exploration agreement and a joint operating agreement ("JOA"). Pursuant to the JOA, Triana will manage the exploration of the Oriskany and Trenton/Black River formations on certain properties in which the Company owns the leasehold working interest in Pennsylvania and New York (the "Properties"). It is anticipated that the Company's contribution of its leasehold acreage coupled with the experience and professional skills contributed by Triana should enhance the Company's drilling program with respect to these Properties and formations. This agreement is in effect until June 29, 2006.

         Triana will manage all exploration and drilling activities performed on the Properties. The Company will be the operator following the completion of the wells. The initial exploration program for the Properties will be based upon the exploration and drilling activities identified and planned by the Company for 2001. Triana will be responsible for all costs associated with the preparation of the 2002 exploration program, with subsequent costs beyond 2002 being borne by both parties according to their proportionate interests as set forth in the JOA. However, Triana will be responsible for all costs associated with initial "spec" or "reconnaissance" seismic.

         Each year, beginning with 2002, Triana will propose wells to be drilled on the Properties. If both parties agree to participate, the working interest will be allocated on a 50/50 basis. With respect to prospects identified by Triana as a result of its exploration activities or other activities performed in relation to the Properties, both parties will form an area of mutual interest
(AMI) for such prospect on a prospect-by-prospect basis. The Company and Triana will work together to obtain leases and/or rights necessary to drill these prospects and contribute them to the JOA.

         By December 31, 2001, and again by December 31, 2002, Triana will offer to the Company a working interest in a minimum of three Trenton/Black River prospects that involve lands that are not considered part of the Properties. The Company will have the option, but not the obligation, to participate in up to fifty percent of the working interest available to Triana in such prospects.

         Triana is a privately owned company. For additional information on Triana, visit www.trianaenergy.com.










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Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 11, 2001             BELDEN & BLAKE CORPORATION
      ----------------             (Registrant)


                                   By:  /s/ John L. Schwager
                                      ---------------------------------------
                                      John L. Schwager
                                      Director, President and Chief Executive
                                      Officer